UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2006

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Allerman Road, Oakland, New Jersey    07436
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On June 23, 2006, Xerox Corporation filed a patent infringement lawsuit in the Southern District of New York (U.S. District Court filing 06CV4872) against Media Sciences International, Inc. and Media Sciences, Inc. (hereinafter, the “Company”), alleging that the Company’s solid inks designed for use in the Xerox Phaser 8500 and 8550 printers infringe four Xerox-held patents related to the shape of the ink sticks. The suit seeks unspecified damages, injunctive relief, and fees.

The Company believes its inks do not infringe any valid U.S. patents. The Company intends to vigorously defend these allegations of infringement. The loss of all or a part of this lawsuit could have a material adverse affect on the Company. The Company is evaluating all of its legal options, including possible counterclaims.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibit
99	Press Release, dated June 26, 2006

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: June 27, 2006	By: /s/ Kevan D. Bloomgren Kevan D. Bloomgren, Chief Financial Officer

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